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EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A of our report dated April 11, 2003, relating to the financial statements of Christopher's Original Formulas, Inc. as of and for the year ended December 31, 2002 and to the use of our report dated April 19, 2002, relating to the financial statements of NFI Holdings, Inc. as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000. We consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ The C.P.A. Network, LLC

Provo, Utah U.S.A.
August 2, 2004

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  EXHIBIT 23.5
INDEPENDENT AUDITORS' CONSENT